SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 CyberCare, Inc.
             (Exact name of registrant as specified in its charter)


          Florida                                     65-0158479
 (State  or  other  jurisdiction  of             (I.R.S.  employer
  incorporation  or  organization)               identification  no.)


 2500  Quantum  Lakes  Dr., Suite  1000,               33426
        Boyton  Beach,  Florida                     (Zip  code)
(Address  of  principal  executive  offices)


                                 Fee Agreement
                            (Full title of the plan)


                            Frederick M. Mintz, Esq.
       Mintz & Fraade, P.C., 488 Madison Avenue, Suite 1100, NY, NY 10022
                     (Name and address of agent for service)


                                 (212) 486-2500
                     (Telephone number, including area code,
                              of agent for service)


             CALCULATION  OF  REGISTRATION  FEE

---------------------------------------------------------------------------
                                Proposed       Proposed
Title  of                       maximum        maximum
securities         Amount       offering       aggregate    Amount  of
  to  be           to  be       price          offering     registration
registered         registered   per share (1)  price        fee
----------         ----------   ---------      -----        ---
Common  Stock,     2,000,000     $.07          $140,000     $12.88
par  value
$.001
---------------------------------------------------------------------------

PART  I

INFORMATION  REQUIRED  IN  THE  SECTION  10  (a)  PROSPECTUS

Item  1.     Plan  Information
             -----------------

(a)  General  Plan  Information

     (1) The name of the plan is the Fee Agreement (the "Plan") made as of the 4th day of December, 2002 by and between Mintz & Fraade, P.C. (the "Firm"), Alan P. Fraade and Frederick M. Mintz (the "Attorneys"), having their principal place of business at 488 Madison Avenue, New York, New York, 10022 and CyberCare, Inc. (the "Company" or "Registrant") a Florida corporation with offices at 2500 Quantum Lakes Drive, Suite 1000, Boyton Beach, Florida 33426.

          1,000,000 shares of the Company's common stock, par value $.001 (the "Common Stock") are being issued to each of Alan P. Fraade and Frederick M. Mintz under the Plan. The aggregate number of shares of Common Stock of the Company that are being issued to the Attorneys is 2,000,000.

     (2) The general nature and purpose of this Plan is to issue stock in lieu of payment for substantial professional services.

     (3) The plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

     (4)  Additional  information  about  the  Plan  may  be  obtained  from:

          Mintz  &  Fraade,  P.C.
          488  Madison  Avenue
          New  York,  New  York  10022
          Attn:  Frederick  M.  Mintz
          Telephone  No.:  (212)  486-2500

(b)  Securities  to  be  Offered

     (1)  2,000,000  shares  of  the  Company's  Common  Stock.

     (2) The Company's securities are registered under Section 12(g) of the Securities Exchange Act of 1934.

(c)       Employees  Who  May  Participate  in  the  Plan

          The Attorneys are the sole individuals eligible to participate in the plan.

(d)       Purchase of Securities Pursuant to the Plan and Payment for Securities
          Offered

          The securities are being offered as compensation in lieu of professional services rendered and to be rendered.

(e)       Resale  Restrictions

          There are no restrictions on the resale of the Securities being registered pursuant to the Plan.

(f)       Tax  Effects  of  Participation

          The value of the shares shall be deemed to be ordinary income to the Attorneys and a business expense for the Registrant.

(g)       Investment  of  Funds

          N/A

(h)       Withdrawal  from  the  Plan;  Assignment  of  Interest

          N/A

(i)       Forfeitures  and  Penalties

          N/A

(j)       Charges  and  Deductions  and  Liens  Therefore

          N/A

Item  2.     Registrant  Information  and  Employee Plan Annual Information
             --------------------------------------------------------------

          The Registrant shall provide to the Attorneys without charge, upon their written or oral request, the documents which are incorporated by reference in Item 3 of Part II of this Registration Statement. Such documents are incorporated by reference in the Section 10(a) prospectus. The Registrant shall also provide to the Attorneys, without charge, upon their written or oral request, with all other documents required to be delivered to employees pursuant to Rule 428(b). Any and all such requests shall be directed to the Registrant at its office at 2500 Quantum Lakes Drive, Suite 1000, Boynton Beach, Florida 33426.

PART  II

INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

Item  3.     Incorporation  of  Documents  by  Reference
             -------------------------------------------

          The following documents are incorporated by reference into this Registration Statement and made a part hereof:

(a) The Registrant's Form 10-QSB for the quarter ended September 30, 2002 filed on November 19, 2002 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b)       All  other  reports  which  may be filed by the Registrant pursuant to
          Section 13 (a) or 15 (d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) immediately above.

(c) Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purpose of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item  4.     Description  of  Securities
             ---------------------------

          The class of securities to be offered hereby has been registered under
          Section 12 of the Exchange Act by the registrant, and incorporated by reference.

Item  5.     Interests  of  Named  Experts  and  Counsel
             -------------------------------------------

          The validity of the securities offered will be passed upon for the Company by the law firm of Mintz & Fraade, P.C., of New York, New York.

          The law firm of Mintz & Fraade, P.C. has rendered legal services for and on behalf of the Registrant. The Firm is located at 488 Madison Avenue, Suite 1100, New York, New York, 10022.

          The Company has agreed under the Plan to issue to Frederick M. Mintz and Alan P. Fraade, members of Mintz & Fraade, P.C., an aggregate of 2,000,000 shares of the Company's Common Stock in lieu of payment for professional services to be rendered.

Item  6.     Indemnification  of  Directors  and  Officers
             ---------------------------------------------

          As permitted by the Florida General Corporation Law (the "Florida Law"), the Company's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Company or its stockholders


Item  8.     Exhibits
             --------

          The exhibits to the Registration Statement are listed in the Index to Exhibits included on Page 7 herein.


Item  9.     Consultants  and  Advisors
             --------------------------

          The following consultants and advisors will be issued securities pursuant to this Registration Statement:

Name                         Number          Type  of  Services  Provided
----                         ------          ----------------------------

Alan  P.  Fraade             1,000,000       Legal  Advisory  Services
Frederick  M.  Mintz         1,000,000       Legal  Advisory  Services


Item  10.    Undertakings
             ------------

(a) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information about the plan not previously disclosed in the Registration Statement or any material change to any such information in the Registration Statement.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Boynton Beach, State of Florida, on this 4th day of December, 2002.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name                            Title                           Date
----                            -----                           ----
CyberCare,  Inc.


By:/s/  Joseph Robert Forte     President, CEO and Director   December 6, 2002
   ------------------------
Joseph  Robert  Forte


/s/ Alan Adelson                Executive Vice President and  December 13, 2002
---------------------------
Alan  Adelson                   Director


/s/  Jeff  Schulman             Chief  Accounting Officer     December 16, 2002
---------------------------
Jeff  Schulman


/s/  John  St.  Genis           Director                      December 10, 2002
---------------------------
John  St.  Genis


/s/  Thomas  B.  Andres         Director                      December 13, 2002
---------------------------
Thomas  B.  Andres


/s/  Rodney  C.  Barrington     Director                      December 13, 2002
---------------------------
Rodney  C.  Barrington


/s/  Paul  M.  Wieseneck        Director                      December 13, 2002
---------------------------
Paul  M.  Wieseneck

                                 CYBERCARE, INC.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                INDEX TO EXHIBITS


Exhibit  No.          Description
------------          -----------

4                     Fee  Agreement  By  and  Between
                      Mintz  &  Fraade,  P.C.  and  Frederick
                      M.  Mintz  and  Alan  P.  Fraade  and
                      CyberCare,  Inc.

4.1                   Unanimous  Written  Consent  of
                      Directors in lieu of a Meeting of the Board of Directors of
                      CyberCare,  Inc.

5                     Opinion  of  Mintz  &  Fraade,  P.C.

23                    Consent  of  Mintz  &  Fraade,  P.C.
                      (contained  in  its  opinion  filed  as  Exhibit  5)